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                                                                     Exhibit 5.1


                                                               February 11, 2003


Wyeth
Five Giralda Farms
Madison, New Jersey  07940

Ladies and Gentlemen:

                  We have acted as counsel to Wyeth, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), relating to debt securities (the "Securities"). The Registration Statement incorporates by reference in its entirety the Company's Registration Statement on Form S-3 (File No. 033-57339) (the "Original Registration Statement") declared effective on January 30, 1995 by the Commission. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus incorporated by reference therein and supplements to the prospectus for an aggregate initial offering price not to exceed $300,000,000.00. The Securities will be issued under a supplemental indenture to the Indenture dated as of April 19, 1992, as amended on October 13, 1992 (the "Indenture"), between the Company and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as trustee (the "Trustee").

                  We have examined the Registration Statement, the Original Registration Statement, and the Indenture, which has been filed with the Commission as an exhibit to the Original Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.
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                                                               February 11, 2003

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  Assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  Our opinion set forth above is subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus incorporated by reference into the Registration Statement.

                                Very truly yours,

                                SIMPSON THACHER & BARTLETT

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